Exhibit 99.1

UNITI GROUP, INC.
2101 RIVERFRONT DRIVE, SUITE A
LITTLE ROCK, ARKANSAS 72202

SCAN TO
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VOTE BY INTERNET – www.proxyvote.com or scan the [QR Barcode] above
Use the Internet to transmit your voting instructions and for electronic delivery of information. The deadline to vote before the special meeting by Internet is 11:59 p.m. Eastern Time on [ ], 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Special Meeting - Go to **www.virtualshareholdermeeting.com/UNIT2024SM**

You may attend the special meeting via the Internet and vote during the special meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. The deadline to vote by telephone is 11:59 p.m. Eastern Time on [ ], 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadbridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

DETACH AND RETURN THIS PORTION ONLY

UNITI GROUP, INC. ("Uniti")

The Board of Directors recommends that you vote "FOR" proposals 1, 2, 3, 4, and 5:

		For	Against	Abstain
	Proposal 1 – The Merger Proposal			
1.	Approve the merger of an affiliate of Windstream Holdings II, LLC ("Windstream") with and into Uniti with Uniti surviving the merger as a wholly owned subsidiary of Windstream Parent, Inc. ("New Uniti", and such merger, the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of May 3, 2024, by and between Uniti and Windstream, as amended by the Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 17, 2024 (as it may be further amended and/or restated from time to time, the "Merger Agreement"), and the other actions and transactions contemplated thereby (Proposal 1).	☐	☐	☐
	Proposal 2 – The Advisory Compensation Proposal			
2.	Approve on an advisory (non-binding) basis the compensation that may be paid or become payable to Uniti's named executive officers that is based on or otherwise relates to the Merger (Proposal 2).	☐	☐	☐
	Proposal 3 – The Interim Charter Agreement Proposal			
3.	Approve the amendment to the charter of Uniti, designating Uniti as the agent of Uniti stockholders to pursue damages in the event that specific performance is not sought or granted as a remedy for Windstream's willful breach of the Merger Agreement (Proposal 3).	☐	☐	☐
	Proposal 4 - The Delaware Conversion Proposal			
4.	Approve the conversion of Uniti to a Delaware corporation and the related plan of conversion (Proposal 4).	☐	☐	☐
	Proposal 5 – The Adjournment Proposal			
5.	Approve, if necessary, the adjournment of the Special Meeting of Uniti stockholders to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes to approve one or more of the foregoing proposals or to ensure there are sufficient shares represented to constitute a quorum necessary to conduct the business of the Special Meeting (Proposal 5).	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and Proxy Statement/Prospectus are available at www.proxyvote.com Uniti Group Inc. – Proxy THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS ON [ ] The undersigned stockholder(s) of Uniti Group, Inc. a Maryland corporation, hereby appoint(s) Daniel L. Heard and Paul Bullington, and each or either of them, as proxies, with the power to appoint their substitutes, and hereby authorize(s) them to cast on behalf of the undersigned, as designated on the reverse side of this proxy card, all votes that the undersigned is/are entitled to cast at the Special Meeting to be held virtually at www.virtualshareholdermeeting.com/UNIT2024SM on [ ] at [ : ] Eastern Time, or any postponement or adjournment thereof, in accordance with and as more fully described in the Notice of the Special Meeting and the accompanying Proxy Statement/Prospectus, receipt of each of which is hereby acknowledged and the terms of each of which are incorporated by reference, and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned as if personally present at the Special Meeting. The undersigned hereby revokes any proxy heretofore given with respect to the Special Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, AND 5 IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side